Exhibit 10.2

20% OID PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE/EXERCISABLE] HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: April 8, 2022	Subscription Amount:	$
Maturity Date: 3 months or Liquidity Event	Original Issue Discount:	$
Original Interest Discount: 20%	Original Principal Amount:	$

DIGITAL BRANDS GROUP, INC.

20% OID PROMISSORY NOTE

THIS 20% OID PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and validly issued 20% OID Promissory Notes of Digital Brands Group, Inc., a Delaware corporation (the “Company”), designated as such by the Company (such series of notes, collectively with this Note, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to _____________________________, a _______________________, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the Original Principal Amount of $_________________ on the earlier to occur of: (i) three (3) months from the Original Issue Date of this Note (the “Scheduled Maturity Date”); and (ii) the date of a Triggering Financing (as such term is defined in the Purchase Agreement (defined hereinbelow)) (as the case may be, the (“Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

1.            Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after Original Issue Date of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company, and/or any other class of securities into which such securities may hereafter be reclassified or changed subsequent to the Original Issue Date.

“Conversion Price” means the sum of (A) lower of: (i) the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the date of this Agreement and (B) $0.125, as such “Conversion Price” is to be adjusted in accordance with Section 7 hereof.

“Conversion Shares” shall have the meaning set forth in Section 7.

“Convertibility Date” shall have the meaning set forth in Section 6.

“Default Conversion Price” means the product of: (i) the lowest closing stock price of the Common Stock over the five (5) Trading Days immediately preceding the Conversion Date (as published or reported by the principal Trading Market for such securities) and (ii) sixty percent (60%), as such “Default Conversion Price” is to be adjusted in accordance with Section 7 hereof.

“Fundamental Transaction” means the occurrence after Original Issue Date of any of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Holder” shall have the meaning set forth in the Preamble.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Maturity Date” has the meaning set forth in the Preamble.

“Maximum Rate” shall have the meaning set forth in Section 8(k).

“New York County Courts” shall have the meaning set forth in Section 8(d).

“Note” and “Notes” shall have the meanings set forth in the Preamble.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Original Principal Amount” of this Note is the amount set forth opposite such term above the Preamble.

“Permitted Indebtedness” means: (a) the Indebtedness evidenced by the Notes, (b) existing Indebtedness as of the Original Issue Date hereof, (c) Indebtedness of up to an aggregate of $50,000, inclusive of any interest, fees, penalties, or other amounts due or payable thereunder (excluding trade debt and debt for professional services incurred in the ordinary course of business), (d) any issuances of debt which is the subject of that signed proposal dated February 18, 2022 by and between the Company and GRA Capital Group LLC, a copy of which the parties hereto acknowledge has been provided by the Company to the Lead Investor, or (e) indebtedness under agreements or arrangements refinancing the Indebtedness permitted under the foregoing clause(a) or (d), provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” shall have the meaning set forth in Section 2.

“Principal Balance” of this Note at any date: (A)(i) on or prior to the Scheduled Maturity Date, the Original Principal Amount and (ii) after the Scheduled Maturity Date, the product of (x) the Original Principal Amount and (y) 120% less (B) any prior payments or prepayments of principal hereunder.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 8, 2022 by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Scheduled Maturity Date” has the meaning set forth in the Preamble.

“Significant Subsidiary” shall have the meaning set forth in the definition of “Bankruptcy Event.”

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, or OTCQX (or any successors to any of the foregoing).

2.            Interest. Interest shall accrue on the outstanding Principal Balance of this Note at an annual rate of (i) zero percent (0%) on or prior to the Scheduled Maturity Date and (ii) twenty percent (20%) thereafter, and shall be payable in cash on the first day of each calendar month following the Scheduled Maturity Date. Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 7 herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

3.            Prepayment. The Company shall have the option to prepay this Note at any time after the Original Issue Date and prior to the Maturity Date in an amount equal to the sum of: (A) the then Principal Balance of this Note plus (B) accrued and unpaid interest thereon as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (such sum, the “Prepayment Amount”).

4.            Registration of Transfers and Exchanges.

(a)            Different Denominations. This Note is exchangeable for an equal aggregate Original Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)            Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5.            Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least sixty-seven percent (67%) in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(a)            other than Permitted Indebtedness, enter into, create, incur, assume, guarantee, or suffer to exist any Indebtedness;

(b)            amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(c)             repay, repurchase, or offer to repay or repurchase, any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled payments as such terms are in effect as of the Original Issue Date;

(d)            pay cash dividends or distributions on any equity securities of the Company;

(e)            enter into any material transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(f)             enter into any agreement with respect to any of the foregoing.

6.            Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(a)            any default in the payment of: (i) the Original Principal Amount of any Note, or (ii) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Trading Days;

(b)            the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(c)            any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(d)            the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(e)            the Company shall default on any of its obligations under any mortgage, credit agreement, or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)             the Company (and all of its subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of thirty-three percent (33%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction or Fundamental Transaction); or

(g)            a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of forty-five (45) days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs: (A) interest on the Original Principal Amount of this Note shall immediately begin to accrue at a rate equal to twenty (20%) per annum which shall be paid in cash monthly to Holder until the default is cured’ and (B) and is continuing for fourteen (14) calendar days or more (as the may be, the “Convertibility Date”), this Note shall immediately thereupon become convertible in accordance with the provisions of Section 7 of this Note.

7.            Default Conversion. At any time on or after the Convertibility Date (the “Conversion Date”), at the discretion of the Holder, the Holder may elect, upon written notice to the Company as set forth in Annex A, to convert all or any portion of the Prepayment Amount of this Note into shares of the Common Stock, par value $0.001 per share, and/or or any other class of securities into which such securities may be reclassified or changed after the Original Issue Date (as the case may be, “Conversion Shares”) at the Conversion Price; provided that: (A) if on or after the Convertibility Date (in the notice of conversion, or otherwise) the Holder (with the consent of the Lead Investor) elects a “Default Conversion Election”): (i) the Company shall use commercially reasonable efforts to submit to its stockholders as soon as practicable in order to obtain as soon as practicable the approval of the Company’s stockholders for the Company to issue the number of Conversion Shares necessary to complete such conversion (inclusive of the Original Issue Discount of this Note) but at the Default Conversion Price (in lieu of the Conversion Price) in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), Delaware corporate law and the Exchange Act; (ii) if such stockholder approval is obtained, such conversion shall be effected hereunder within one Business Day of such approval at the Default Conversion Price (in lieu of the Conversion Price) (which shall be the “Share Delivery Date” for such Conversion Shares for purposes of this Section 7), (iii) to the extent that, prior to obtaining such stockholder approval, the Company may then issue Conversion Shares in such conversion at the Default Conversion Price without violating the 20% Rule (the “Maximum Amount”), the Company shall on the Share Delivery issue to the Holder the Maximum Amount of Conversion Shares at the Default Conversion Price; and (iv) if such stockholder approval is not obtained within 14-daycalendar days of the Conversion Date, then the Company shall cause (1) all members of its management team to pledge their shares of Common Stock to the Holders of the Notes to secure the repayment of amounts due under the Notes and (2) the Chief Executive Officer to personally guarantee the repayment of all amounts due hereunder and thereunder.

(i)            Delivery of Certificate Upon Conversion; Payment of Transfer Taxes. Not later than three (3) Business Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares. If Conversion Shares are to be issued in the name of a Person other than the present Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver the Note for cancellation. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. In lieu of issuing fractional Conversion Shares upon conversion of all or any portion of this Note, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price (or Default Conversion Price, as the case may be) per Conversion Share and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding principal amount of this Note is converted pursuant to the terms of the Purchase Agreement and this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Holder. Upon the conversion of this Note, all rights of the Holder, except the right to receive the Conversion Shares in accordance with the Purchase Agreement and this Note, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(ii)           Failure to Deliver Certificates. If, upon conversion pursuant to Section 3(a), such Conversion Share certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company.

(iii)          Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(iv)          Adjustment. The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price therefor are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all obligations hereunder are repaid or this Note is converted into Conversion Shares:

(a)            The Conversion Price and Default Conversion Price of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

(b)            In case of any Change of Control Transaction or Fundamental Transaction then, the Holder, upon the conversion of this Note at any time after the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be), will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be) if the Holder had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note. The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) will duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

(c)            In case all the authorized Conversion Shares of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “End Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the End Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the End Date if the Holder had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the End Date (all subject to further adjustment as provided in this Note).

(v)          The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price and/or Default Conversion Price (as the case may be), or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Holder in accordance with the notice provisions of the Purchase Agreement. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Note need not be changed because of any adjustment in the Conversion Price or Default Conversion Price, as the case may be, or in the number of Conversion Shares issuable upon its conversion.

(vi)         Holder’s Exercise Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 7 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (I) exercise of the remaining, non-exercised portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(vi), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(vi) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(vi), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder in compliance with this Section 7(vi) prior to the issuance of any Notes, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7(vi), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 7(vi) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(vi) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

8.            Miscellaneous.

(a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided by the Company, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address, or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as provided by such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, and (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes and all other senior Indebtedness now or hereafter issued under the terms set forth herein.

(c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)            Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in New York City (the “New York County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York County Courts, or such New York County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(e)            Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(f)            Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(g)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i)             Amendments; Waiver. No provision of this Purchase Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Purchase Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(j)             Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision hereof. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

(k)            Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy, including, without limitation, any law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. It is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Notes from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	Chief Executive Officer

ANNEX A

TO 20% OID PROMISSORY NOTE-- NOTICE OF CONVERSION

The undersigned (the “Holder”) hereby elects to convert $      amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of Digital Brands Group, Inc. (the “Company”), according to the conditions of the 20% OID Promissory Note of the Company dated as of April 8, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	Default Conversion Election

☐	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime
Broker: Account Number:

☐	The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[______]

e-mail: [______]

Date of conversion:	________
Applicable Conversion/Default Conversion Price:	$ _______
Number of shares of Common Stock to be issued pursuant to the conversion of this Note:	_________
Amount of Principal Balance due remaining under this Note after this conversion:	_________

[______]

By: __________________

Name: ________________

Title: _________________

Date: _________________

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